UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2009

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

SETTLEMENT AGREEMENT AND RELEASE

On March 6, 2009, Torvec, Inc., James Y. Gleasman, Keith E. Gleasman, Richard B. Sullivan, Gary A. Siconolfi and Floyd G. Cady, Jr. on the one hand (the "Torvec parties") and CXO on the GO, LLC, CXO on the GO of Delaware, LLC, Philip A. Fain, Read D. McNamara, Richard E. Ottalagana and Robert F. Green on the other hand (the "CXO parties") executed a Settlement Agreement and Release, effective as of December 31, 2008, pursuant to which all such persons discontinued all litigation by and between them, including litigation commenced on September 30, 2005 and February 13, 2007 by certain of the Torvec parties against certain of the CXO parties.

Pursuant to the Settlement and Release, each of the Torvec parties and the CXO parties have released any and all claims and terminated any and all obligations that they had or may have had, one to the other.

All other terms of the settlement are confidential.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

March 6, 2009	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO